UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2006

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2006 we entered into a First Amendment to Loan and Security Agreement, a First Amendment to Second Amended and Restated Accounts Receivable Purchase Agreement, and a First Amendment to Letter of Credit Discounting Agreement (collectively, the “Amendments”) with Silicon Valley Bank (“SVB”). Under the terms of the Amendments, the line of credit which originally enabled us to borrow up to a maximum of $15.0 million against qualified accounts receivable (the “Credit Facility”) was increased to $20 million. The other material terms and conditions of the Credit Facility remain unchanged. We entered into the Amendments to expand our financial flexibility and access to capital as we look to take advantage of new and existing opportunities in the fixed wireless, broadband and convergence markets.

We entered into a Loan and Security Agreement, a Second Amended and Restated Accounts Receivable Purchase Agreement, and a Letter of Credit Discounting Agreement with SVB for the Credit Facility on August 8, 2006. The Credit Facility has a term of two years and is secured by substantially all of our assets, excluding intellectual property. The borrowing base is a percentage of our eligible receivables, and any borrowings against the Credit Facility will be repaid upon collection of the individual receivable financed and bear interest at rates that range from LIBOR plus 2.5 percent to SVB prime plus 2.5 percent. The Credit Facility contains covenants that, among other things, limit our ability to sell assets, change the nature of our business, merge or consolidate with others, incur indebtedness or liens or enter into transactions with affiliates. The terms of the Credit Facility also require us to maintain specified tangible net worth and revenue levels. We filed a Current Report on Form 8-K on August 14, 2006, announcing our entry into the Credit Facility, which included copies of each of the Credit Facility Agreements.

The foregoing description of the Amendments is qualified in its entirety by reference to the provisions of the complete Amendments attached as Exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement, dated November 7, 2006, between Silicon Valley Bank and Axesstel, Inc.

10.2	First Amendment to Second Amended and Restated Accounts Receivable Purchase Agreement, dated November 7, 2006, between Silicon Valley Bank and Axesstel, Inc.

10.3	First Amendment to Letter of Credit Discounting Agreement, dated November 7, 2006, between Silicon Valley Bank and Axesstel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Senior Vice President, Finance, Controller and Secretary

Date: November 9, 2006